As filed with the Securities and Exchange Commission on January 18, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COBIZ INC.
(Exact name of registrant as specified in its charter)

Colorado	6021	84-0826324
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

821 Seventeenth Street
Denver, Colorado  80202
(303) 293-2265
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven Bangert
Chairman of the Board and Chief Executive Officer
CoBiz Inc.
821 Seventeenth Street
Denver, Colorado  80202
(303) 293-2265
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Andrew L. Blair, Jr., Esq.
Jeffrey R. Kesselman, Esq.
Sherman & Howard L.L.C.
633 Seventeenth Street, Suite 3000
Denver, Colorado  80202
(303) 297-2900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  Registration No. 333-139500

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock	425,262 shares	$20.90	$8,888,000	$951.02

(1)          All shares of common stock are being registered on behalf of the selling shareholders.

(2)          Common stock with a maximum aggregate offering price of $44,440,000 was registered by selling shareholders under Securities Act Registration Statement No. 333-139500, with respect to which a filing fee of $4,755.08 was previously paid with the earlier registration statement.

Incorporation By Reference of Registration Statement on Form S-3, File No. 333-139500.

This Registration Statement is being filed by CoBiz Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) to register additional shares of the Company’s common stock with a maximum aggregate offering price of $8,888,000, pursuant to Rule 462(b) under the Securities Act of 1933, as amended.  The information in the Registration Statement filed by the Company with the Commission (File No. 333-139500) pursuant to the Securities Act of 1933, as amended, is incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits

(a)  The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit No.	Reference
5	Opinion of Sherman & Howard L.L.C.
23.1	Consent of Sherman & Howard L.L.C. (included in Exhibit 5)
23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on the 18th day of January, 2007.

COBIZ INC.

By	/s/ Steven Bangert
Steven Bangert, Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Steven Bangert	Chairman of the Board	January 18, 2007
Steven Bangert	and Chief Executive Officer
(Principal Executive Officer)

*	Vice Chairman of the Board	January 18, 2007
Jonathan C. Lorenz

*	President	January 18, 2007
Richard J. Dalton

/s/ Lyne B. Andrich	Executive Vice President and	January 18, 2007
Lyne B. Andrich	Chief Financial Officer
(Principal Financial Officer)

*	Corporate Controller	January 18, 2007
Troy Dumlao	(Principal Accounting Officer)

*	Director	January 18, 2007
Michael B. Burgamy

*	Director	January 18, 2007
Jerry W. Chapman

		Director	January 18, 2007
Morgan Gust

	*	Director	January 18, 2007
Thomas M. Longust

	*	Director	January 18, 2007
Evan Makovsky

	*	Director	January 18, 2007
Harold F. Mosanko

	*	Director	January 18, 2007
Noel N. Rothman

	*	Director	January 18, 2007
Timothy J. Travis

	*	Director	January 18, 2007
Mary Beth Vitale

	*	Director	January 18, 2007
Mary M. White

*By:	/s/ Lyne B. Andrich
Lyne B. Andrich
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Reference
5	Opinion of Sherman & Howard L.L.C.
23.1	Consent of Sherman & Howard L.L.C. (included in Exhibit 5)
23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm